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                                                                   Exhibit 10.11

                        RECEIPT AND TERMINATION AGREEMENT


         This Receipt and Termination Agreement (this "Agreement") is entered into on this January 1, 2000 by and between Frederick J. Rowan, II ("Rowan") and THE WILLIAM CARTER COMPANY, a Massachusetts corporation (the "Company").

                               W I T N E S S E T H

         WHEREAS, Rowan holds an aggregate of 56,649.455 shares (the "Pledged Shares") of the Class C Stock, par value $0.01 per share, of CARTER HOLDINGS, Inc., a Massachusetts corporation;

         WHEREAS, the Company made a loan to Rowan in the aggregate amount of $1,500,000 as of November 1, 1996, and, as evidence thereof, Rowan executed and delivered to the Company a Promissory Note dated as of even date therewith (the "1996 Note");

         WHEREAS, as a condition to the making of the loan evidenced by the 1996 Note, the Pledged Shares were pledged and delivered by Rowan to the Company, with duly endorsed instruments of transfer, as security for such loan, pursuant to the terms of a Stock Pledge Agreement, dated as of November 1, 1996 (the "1996 Pledge Agreement");

         WHEREAS, Rowan wishes to borrow additional funds and to refinance the loan made pursuant to the 1996 Note;

         WHEREAS, the Company has agreed to make an additional loan to Rowan in the aggregate amount of $4,336,445, with a portion of which Rowan will repay the loan made pursuant to the 1996 Note, together with all accrued and unpaid interest thereon, pursuant to the terms of a Promissory Note dated as of January 1, 2000 (the "New Note"); and

         WHEREAS, as a condition to the making of the loan evidenced by the New Note, the Rowan must execute a Stock Pledge Agreement, dated as of January 1, 2000 (the "New Pledge Agreement"), pursuant to which the Pledged Shares will remain pledged and be retained by the Company, with duly endorsed instruments of transfer, as security for such loan;

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and provisions contained herein and in the Notes and for other good and valuable consideration, the parties hereto agree as follows:

         Section 1.        AGREEMENTS.

                  (a) Rowan hereby acknowledges receipt of $4,336,445.

                  (b) The Company hereby acknowledges receipt of the executed New Note.

                  (c) The Company hereby acknowledges receipt of all amounts due and owing under the 1996 Note, and the 1996 Note is hereby surrendered to Rowan for cancellation.


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                  (d) Each of the Company and Rowan hereby acknowledges receipt of an executed counterpart of the New Pledge Agreement, and agree that the 1996 Pledge Agreement shall be of no further force and effect.

         Section 2. APPLICABLE LAW AND JURISDICTION. The parties hereto expressly acknowledge and agree that this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, on the date first above written.

                                   /s/ FREDERICK J. ROWAN, II
                                   ------------------------------
                                       Frederick J. Rowan, II



                                   THE WILLIAM CARTER COMPANY



                                   By: /s/ DAVID A. BROWN
                                       --------------------------
                                       Name:  David A. Brown
                                       Title: Executive Vice President
                                              and Secretary









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